Exhibit 16.1

[Mitchell, Wiggins & Company LLP]

April 19, 2005

U. S. Securities and Exchange Commission

Washington, D.C.

The Form 10-Q/A (Amendment No. 1) of Central Virginia Bankshares, Inc., for the quarter ended September 30, 2004, includes statements regarding the decision of Mitchell, Wiggins & Company LLP, to not stand for reappointment as the independent auditor of Central Virginia Bankshares, Inc., for the year ending December 31, 2005.  These statements are included in Part II, Item 5, “Other Information” of the 10-Q/A.  We concur with these statements.

/s/ Mitchell, Wiggins & Company LLP

MITCHELL, WIGGINS & COMPANY LLP